Exhibit 10.2

EXECUTION VERSION

AMENDMENT NO. 8 TO CREDIT AGREEMENT AND CONSENT TO AGENCY RESIGNATION AND APPOINTMENT AGREEMENT

This Amendment No. 8 to Credit Agreement and Consent to Agency Resignation and Appointment Agreement (this “Amendment”) is entered into as of July 3, 2019 by and between Monitronics International, Inc., a Texas corporation (the “Borrower”), the guarantors party hereto (the “Guarantors”), Cortland Capital Market Services LLC (“Cortland”), in its capacity as Successor Agent (as defined below) and those Lenders (as defined below) under the Credit Agreement that are parties hereto, which collectively constitute the Required Lenders (as defined in the Credit Agreement).

RECITALS

A.                                    The Borrower is a party to that certain Amended and Restated Credit Agreement dated as of March 23, 2012, by and among the Borrower, the Resigning Agent (as defined below), and the Lenders from time to time party thereto, as amended by Amendment No. 1 to Credit Agreement and Consent dated as of November 7, 2012, Amendment No. 2 to Credit Agreement dated as of March 25, 2013, Amendment No. 3 to the Credit Agreement and Amendment No. 1 to Guaranty Agreement dated as of August 16, 2013, Amendment No. 4 to Credit Agreement dated as of February 17, 2015, Amendment No. 5 to Credit Agreement dated as of April 9, 2015, Amendment No. 6 to Credit Agreement dated as of September 30, 2016, and Amendment No. 7 to Credit Agreement dated as of December 29, 2016 (as so amended, the “Existing Credit Agreement”, and as amended by this Amendment and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”).

B.                                    Bank of America, N.A. as the existing Administrative Agent and L/C Issuer (in such capacities, the “Resigning Agent”) has notified the Borrower and the Lenders of its resignation as the Administrative Agent and L/C Issuer under the Credit Agreement and each other Loan Document in accordance with that certain Agency Resignation, Appointment and Assumption Agreement, dated as of July 3, 2019 by and among the Resigning Agent, the Borrower and the Successor Agent (the “Agency Resignation and Appointment Agreement”), and the Lenders party hereto (which collectively constitute the Required Lenders) consent to the resignation of Resigning Agent and the appointment of Cortland to act as the successor Administrative Agent (in such capacity, the “Successor Agent”) under the Credit Agreement and each other Loan Document in accordance with the terms of the Agency Resignation and Appointment Agreement.

C.                                    Pursuant to Section 10.01 of the Existing Credit Agreement, the Borrower and the Lenders party hereto, subject to the terms and conditions set forth herein, have jointly agreed (with the Successor Agent’s acknowledgment) to amend the Existing Credit Agreement as more particularly set forth herein.

Now, therefore, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the Successor Agent, Lenders and the Borrower hereby acknowledge, agree and consent to the following:

Section 1.                                          Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Existing Credit Agreement.

Section 2.                                          Interpretation.  The rules of interpretation set forth in Section 1.02 of the Existing Credit Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

Section 3.                                          Amendments.

3.1                               Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the following definitions in proper alphabetical order therein:

““Ad Hoc Group Advisors” means (x) Jones Day, as legal counsel, (y) Evercore L.L.C., as financial advisor, and (z) subject to the consent of the Borrower (such consent not to be unreasonably withheld conditioned or delayed) any other financial advisor, auditor, attorney, accountant, appraiser, auditor, business valuation expert, environmental engineer or consultant, turnaround consultant, and other consultants, professionals and experts retained by the Ad Hoc Lender Group.

“Ad Hoc Lender Group” means certain of the Lenders hereunder represented by the Ad Hoc Group Advisors.

“Amendment No. 8” means Amendment No. 8 to Credit Agreement and Consent to Agency Resignation and Appointment, dated as of July 3, 2019.

“Amendment No. 8 Effective Date” has the meaning given to such term in Amendment No. 8.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Cortland” means Cortland Capital Market Services LLC.

“Prime Rate” means the rate of interest per annum which is identified as the “Prime Rate” and normally published in the Money Rates section of The Wall Street Journal (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as the Administrative Agent may select); each change in the Prime Rate shall be effective from and including the date such change is announced as being effective.

“Successor Agent Fee Letter” means on and after the Amendment No. 8 Effective Date, the fee letter, dated as of the Amendment No. 8 Effective Date, as amended, replaced or supplemented, between the Borrower and Cortland, as Administrative Agent.”

3.2                               Section 1.01 of the Existing Credit Agreement is hereby amended by amending and restating the following definitions in their entirety and inserting them in proper alphabetical order therein:

““Administrative Agent” means Cortland in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and account identified to Borrower on the Amendment No. 8 Effective Date, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in any form approved by the Administrative Agent.”

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the Prime Rate and (c) the Eurodollar Rate plus 1.00%.  If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate or the Eurodollar Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of Federal Funds Rate, the Base Rate shall be determined without regard to clause (b) or (c) of the preceding sentence until the circumstances giving rise to such inability no longer exist.

“Fee Letter” means (i) until and including the Amendment No. 8 Effective Date, the fee letter, dated as of the Closing Date, as amended, replaced or supplemented, among the Borrower, the Administrative Agent and MLPFS and (ii) on and after the Amendment No. 8 Effective Date,  the Successor Agent Fee Letter.”

3.3                               The definition of “Eurodollar Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended by (i) adding the words “ICE Benchmark Administration” immediately prior to the words “London Interbank Offered Rate” and (ii) deleting the clause “offered by Bank of America’s London Branch to major banks” in paragraphs (a) and (b) thereof and replacing such clause with “quoted to the Administrative Agent by major banks.”

3.4                               The definition of “Federal Funds Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the clause (b) thereof and replacing such clause (b) with the following:

“(b) if no such rate is so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three major U.S. banking institutions of recognized standing selected by it.”

3.5                               Section 2.02(a) of the Existing Credit Agreement is hereby amended by deleting the clause “on the requested date” and replacing such clause with “one Business Day prior to the requested date”.

3.6                               Section 2.02(b) of the Existing Credit Agreement is hereby amended by deleting the clause “either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii)” and replacing such clause with “by”.

3.7                               Section 2.02(d) of the Existing Credit Agreement is hereby amended by deleting the second sentence thereof.

3.8                               Section 2.04(a)(i) of the Existing Credit Agreement is hereby amended by (i) deleting the clause “on the date of prepayment of Base Rate Loans” and replacing such clause with “one Business Day prior to the date of prepayment of Base Rate Loans”, (ii) deleting the clause “prepayment of a Eurodollar Rate Loan shall be accompanied” and replacing such clause with “prepayment of a Loan shall be accompanied”, and (iii) deleting the clause “as directed by the Borrower” and replacing such clause with “as directed by the Borrower in writing (which may be by facsimile or electronic mail), or in the absence of such direction, in direct order of maturity”.

3.9                               Section 2.04(b)(v) of the Existing Credit Agreement is hereby amended by adding the following sentence to the beginning thereof:

“At least one (1) Business Day prior to the prepayment of the Loans under this Section 2.04(b), the Borrower shall deliver to the Administrative Agent a written notice (which may be by facsimile or electronic mail) specifying the date of such prepayment and the amount thereof.”

3.10                        Section 6.02 of the Existing Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (l), (ii) deleting the “.” at the end of clause (m) and replacing it with “; and” and (iii) adding the following clause (n) immediately after clause (m):

“(n) promptly after any request therefore by the Administrative Agent, any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification, a new Beneficial Ownership Certification.”

3.11                        Section 10.04(a) of the Existing Credit Agreement is hereby amended by amending and restating such section as follows:

“(a)                           Costs and Expenses.  The Borrower shall pay (i) all reasonable out-of-pocket expenses (including the reasonable fees, charges and disbursements of the Ad Hoc Group Advisors and financial and restructuring advisors and separate counsel for the Administrative Agent) incurred by the Administrative Agent and its Affiliates and the Ad Hoc Lender Group in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the

L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.”

3.12                        Section 10.04(b) of the Existing Credit Agreement is hereby amended by (i) deleting the clause “incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties” and replacing such clause with “incurred by any Indemnitee or asserted against any Indemnitee by any Person (other than such Indemnitee and its Related Parties, but including the Borrower or any other Loan Party)” and (ii) amending and restating clause (z) of the proviso set forth therein as follows:

“(z) arising from any dispute among Indemnitees other than as to any claims brought against the Administrative Agent or the L/C Issuer in its capacity as such, or against any Arranger or any Co-Manager in its capacity as such, in connection with the Transaction and in any event not arising or resulting from any act or omission by the Borrower or any of its affiliates, in either case as determined by a court of competent jurisdiction by a final and nonappealable judgment.”

3.13                        Section 10.04(c) of the Existing Credit Agreement is hereby amended by inserting the following parenthetical immediately after the words “Total Credit Exposure at such time”:

“(or if such unreimbursed expense or indemnity payment is sought after the date on which the Loans have been paid in full and the Commitments have terminated, in accordance with their respective Pro Rata Shares immediately prior to the date on which the Loans are paid in full and the Commitments have terminated)”

3.14                        Section 10.06(b)(i)(B) of the Existing Credit Agreement is hereby amended by deleting the clause “or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date” appearing therein.

3.15                        Section 10.06(b)(iv) of the Existing Credit Agreement is hereby amended by adding the phrase “and all other documents reasonably requested by the Administrative Agent under anti-money laundering rules and regulations, including, without limitation, the Patriot Act (including, to the extent the assignee is not already a Lender, an Administrative Questionnaire from such assignee and any tax forms required under Section 3.01)” immediately following the phrase “in the amount of $3,500” appearing therein.

3.16                        Section 10.18 of the Existing Credit Agreement is hereby amended by amending and restating the penultimate sentence thereof as follows:

“The Borrower shall, promptly following a reasonable request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and the Beneficial Ownership Regulation.”

3.17                        The Existing Credit Agreement is hereby amended by replacing each instance of “telephonic notice” or “by telephone” with “written notice (which notice may be by facsimile or electronic mail)” or “in writing (which may be by facsimile or electronic mail)” as applicable.

Section 4.                                          Acknowledgment and Consent to Agency Resignation and Appointment Agreement.

4.1                               Each of the Lenders party hereto, constituting the Required Lenders, by delivering their signature pages to this Amendment (i) expressly acknowledges and consents to the resignation of the Resigning Agent, the appointment of the Successor Agent and the terms of the Agency Resignation and Appointment Agreement attached hereto as Exhibit A, (ii) waives any notice, notice period and/or waiting period in respect of the resignation of the Resignation Agent as Administrative Agent and L/C Issuer as may be required by any Loan Document (including pursuant to Section 9.06 of the Credit Agreement), (iii) waives the requirement set forth therein that a successor Administrative Agent shall be a bank and (iv) consents to the Agency Resignation and Appointment Agreement and the terms set forth therein and agrees that such consent (and the related appointment contained in Section 4.2 below) shall (x) survive any termination of this Amendment or other failure to meet the Conditions to Effectiveness set forth in Section 6 and (y) constitute such Lender’s consent to the execution by the Borrower, the Guarantors, Bank of America, as Resigning Agent, and Cortland, as Successor Agent, of the Agency Resignation and Appointment Agreement and the effectiveness of the foregoing without the need to obtain the further consent of any Lender.  The Lenders party hereto expressly consent and agree to the terms set forth in the Agency Resignation and Appointment Agreement, including all waivers, amendments or modifications to the Credit Agreement or one or more of the other Loan Documents set forth therein.

4.2                               The Lenders party hereto hereby appoint Cortland to act as the successor Administrative Agent under the Credit Agreement and the other Loan Documents pursuant to Section 9.06 of the Credit Agreement and the waivers and consent in Section 4.1 above effective as of the Amendment No. 8 Effective Date. Cortland accepts such appointment to act as the successor Administrative Agent under the Credit Agreement and the other Loan Documents pursuant to the Agency Resignation and Appointment Agreement. The Lenders party hereto and each of the Borrower and the Guarantors agree that such appointment of Cortland and the acceptance thereof by Cortland are effective under the Credit Agreement and the other Loan Documents as of the Amendment No. 8 Effective Date and binding on each of the parties hereto.

Each of the parties hereto agrees to execute all documents reasonably necessary to evidence the appointment of Cortland as the successor Administrative Agent. For the avoidance of doubt, Cortland’s appointment as Successor Agent does not constitute an appointment of Cortland as L/C Issuer, notwithstanding Bank of America’s resignation of such role under the Credit Agreement and the other Loan Documents.

4.3                               It is acknowledged and agreed by each of the parties hereto that Cortland, in succeeding to the position of the Administrative Agent, (i) has undertaken no analysis of the Loan Documents or the Collateral and (ii) has made no determination as to (A) the validity, enforceability, effectiveness or priority of any Liens granted or purported to be granted pursuant to the Loan Documents or (B) the accuracy or sufficiency of the documents, filings, recordings and other actions taken to create, perfect or maintain the existence, perfection or priority of the Liens granted or purported to be granted pursuant to the Loan Documents. Cortland shall be entitled to assume that, as of the Amendment No. 8 Effective Date, all Liens purported to be granted pursuant to the Loan Documents are valid and perfected Liens having the priority intended by the Lenders and the Loan Documents.

4.4                               Successor Agent shall be entitled to conclusively rely upon, and shall not incur any liability for relying upon, the records and other information supplied to it by the Resigning Agent, any Loan Party, any L/C Issuer, any Lender or any of their respective Affiliates, and in no event shall the Successor Agent have any liability in respect of the calculations, determinations or distributions made by the Lenders, any L/C Issuer, any Loan Party or the Resigning Agent prior to the effectiveness of this Agreement, nor shall the Successor Agent have any liability after the effectiveness of this Agreement to the extent that any calculation, determination or distribution of funds is made by it based in whole or in part on information supplied to it by the Resigning Agent, any L/C Issuer, any Lender, any Loan Party or any of their respective Affiliates in connection with transfer of the role of administrative agent under the Loan Documents from Bank of America to Cortland.

Section 5.                                          Continued Rights of Resigning Agent; Releases.

5.1                               Each party hereto agrees that, notwithstanding anything to the contrary contained herein, in the Credit Agreement or any of the other Loan Documents, the Resigning Agent shall retain all of its rights, powers, privileges, rights to expense reimbursement, indemnities, and exculpatory provisions of the Loan Documents as it had as the Administrative Agent under the Loan Documents (as in effect immediately prior to the effectiveness of this Amendment and the Agency Resignation and Appointment Agreement) that by their terms are contemplated to survive its resignation as the Administrative Agent and L/C Issuer, including, without limitation, those obligations that survive pursuant to the terms of Article IX and Section 10.04 of the Credit Agreement.

5.2                               Each of the Lenders party hereto relieves, relinquishes, releases, waives, discharges, and holds harmless the Resigning Agent, each of its Affiliates and all of its current and former shareholders, directors, officers, employees, agents, attorneys, representatives, successors, assigns of and from any and all claims, debts, actions, causes of action, liabilities, demands, obligations, promises, acts, agreements, costs, expenses and damages of whatsoever kind and nature, whether now known or unknown, based upon, resulting from, arising out of, or in connection with the Resigning Agent’s administration of the Credit Agreement and the Loans thereunder, including the payment and calculation of interest and fees thereunder, except with respect to:  (x) fraud or (y) with respect to payments made on or after the date hereof, manifest error.

Section 6.                                          Conditions to Effectiveness.  This Amendment shall become effective on the date (such date, the “Amendment No. 8 Effective Date”) upon which each of the conditions precedent set forth below have been satisfied:

6.1                               The Successor Agent and the Required Lenders shall have received a counterpart of this Amendment signed by each of the Successor Agent, the Required Lenders and the Borrower.

6.2                               The Successor Agent (A) shall have received that certain Fee Letter, dated as of the date hereof (the “Successor Agent Fee Letter”), executed and delivered by a duly authorized officer of the Borrower and (B) shall have received from the Borrower payment in immediately available funds of any amounts payable on the date hereof pursuant to the terms of the Successor Agent Fee Letter, and any other amounts payable on the date hereof to it as Successor Agent in accordance with the Credit Agreement, including all reasonable and documented out-of-pocket third-party fees and expenses incurred by the Successor Agent in connection with this Amendment and the transactions contemplated hereby, including, without limitation, reasonable and documented out-of-pocket attorneys’ fees and expenses incurred by the Successor Agent in connection with this Amendment.

6.3                               All fees (including, without limitation, all fees, charges and disbursements of counsel to the Resigning Agent) due to the Resigning Agent to the extent invoiced at least two (2) Business Days prior to the Amendment No. 8 Effective Date (except as otherwise reasonably agreed by the Borrower), required to be paid on the Amendment No. 8 Effective Date and (y) all fees and expenses of the Ad Hoc Group Advisors, shall have been paid on Amendment No. 8 Effective Date.

6.4                               The Agency Resignation and Appointment Agreement shall have become effective (or shall become effective contemporaneously with this Amendment) according to its terms. The provisions of Sections 4 and 5 shall become effective upon the execution hereof by the Successor Agent, the Required Lenders and the Borrower.  The Resigning Agent is an intended third-party beneficiary of such Sections and this Section 6.4 and none of such Sections may be amended, modified or waived without the prior written consent of the Resigning Agent.

6.5                               The Pay-Off Effective Time (as defined in that certain Payoff Letter, dated as of the date hereof, between the Resigning Agent and the Borrower relating to the payoff and termination of certain Revolving Credit Agreement Obligations (as defined in the Intercreditor Agreement)) shall have occurred.

Section 7.                                          Reaffirmation.  Each Loan Party hereby: (a) acknowledges and consents to this Amendment and the terms and provisions hereof; (b) acknowledges and agrees that, as of the Amendment No. 8 Effective Date, the Obligations constitute valid and subsisting obligations of the Loan Parties to the Lenders that are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind; (c) reaffirms the covenants and agreements contained in each Loan Document to which such Person is party, including, in each case, as such covenants and agreements may be modified by this Amendment and the transactions contemplated hereby; and (d) reaffirms that each of the Liens created and granted in or pursuant to the Loan Documents in favor of Cortland as Successor Agent, for the benefit of the holders of the Obligations is valid and subsisting, and acknowledges and agrees that this Amendment shall in no manner impair or otherwise adversely affect such Liens, except as explicitly set forth herein; and (e) confirms that each Loan Document to which such Person is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects.

Section 8.                                          Notices.  The following address to be used for purposes of communications to the Successor Agent pursuant to the Credit Agreement or the other Loan Documents:

Cortland Capital Market Services LLC, as Administrative Agent

225 W. Washington Street, 9th Floor

Chicago, Illinois 60606

Attention: Legal Department and Kaleigh Rowe

Email: cpcagency@cortlandglobal.com and

legal@cortlandglobal.com

With a copy (which shall not constitute notice) to:

Arnold & Porter Kaye Scholer LLP

250 West 55th Street

New York, New York 10019-9710

Attention: Alan Glantz

Email: Alan.Glantz@arnoldporter.com

Section 9.                                          Reference to and Effect Upon the Existing Credit Agreement.

9.1                               Except as specifically amended hereby, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

9.2                               The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Existing Credit Agreement or any Loan Document, nor constitute a waiver of, or a consent to a departure from, any other term, covenant, provision of the Existing Credit Agreement or any Loan Document, except as specifically set forth herein.  On the Amendment No. 8 Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement and the other Loan Documents, as the case may be, as in effect and as modified by this Amendment.

9.3                               Each party signatory hereto acknowledges and consents that this Amendment is a Loan Document as of the Amendment No. 8 Effective Date.

Section 10.                                   Costs and Expenses; Indemnification.

10.1                        Borrower hereby reaffirms its obligation under Section 10.04(a) of the Credit Agreement to reimburse the Resigning Agent, the Successor Agent and each Lender for all reasonable and documented out-of-pocket fees and expenses incurred by either of them or their respective Affiliates in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable and documented fees, charges and disbursements of counsel for the Resigning Agent, the Successor Agent and each Lender, as applicable, with respect thereto.

10.2                        The parties hereto hereby expressly agree and acknowledge that the Successor Agent is not assuming any liability (i) under or related to the Loan Documents prior to the Amendment No. 8 Effective Date and (ii) for any and all claims under or related to the Loan Documents that may have arisen or accrued prior to the Amendment No. 8 Effective Date. Each of the Borrowers and Guarantors, with respect to their applicable indemnification obligations under the Loan Documents, expressly agrees and confirms that the Successor Agent’s right to indemnification, as set forth in the Loan Documents, shall apply with respect to any and all losses, claims, costs and expenses that the Successor Agent suffers, incurs or is threatened with relating to actions taken or omitted by any Person prior to the Amendment No. 8 Effective Date.

Section 11.                                   Governing Law; etc.  This Amendment is subject to the provisions of Sections 10.14 and 10.15 of the Existing Credit Agreement shall apply to this Amendment mutatis mutandis.

Section 12.                                   Headings.  Section headings herein are included for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 13.                                   Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means (including “.pdf”) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 14.                                   Severability.  If any provision of this Amendment or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

BORROWER:

MONITRONICS INTERNATIONAL, INC.

By:	/s/ William E Niles
Name: William E. Niles
Title: Executive Vice President and Secretary

GUARANTORS:

MIBU SERVICER INC.

By:	/s/ William E Niles
Name: William E. Niles
Title: Vice President and Secretary

MONITRONICS CANADA, INC.

By:	/s/ William E Niles
Name: William E. Niles
Title: Vice President and Secretary

PLATINUM SECURITY SOLUTIONS, INC.

By:	/s/ William E Niles
Name: William E. Niles
Title: Vice President and Secretary

MI SERVICER LP, LLC

By:	/s/ William E Niles
Name: William E. Niles
Title: Vice President and Secretary

[Signature Page to Monitronics Credit Agreement - Amendment No. 8]

LIVEWATCH SECURITY, LLC

By:	/s/ William E Niles
Name: William E. Niles
Title: Executive Vice President and Secretary

MONITRONICS FUNDING LP

By:	/s/ William E Niles
Name: William E. Niles
Title: Vice President and Secretary

MONITRONICS SECURITY LP

By:	/s/ William E Niles
Name: William E. Niles
Title: Vice President and Secretary

SECURITY NETWORKS, LLC

By:	/s/ William E Niles
Name: William E. Niles
Title: Executive Vice President and Secretary

[Signature Page to Monitronics Credit Agreement - Amendment No. 8]

CORTLAND CAPITAL MARKET SERVICES LLC, as Successor Agent

By:	/s/ Jon Kirschmeier
Name:	Jon Kirschmeier
Title:	Associate Counsel

[Signature Page to Monitronics Credit Agreement - Amendment No. 8]

[Lender Signature Pages]

[Monitronics Amendment No. 8 – Signature page]